UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

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CHAMPPS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22639 (Commission File Number)	04-3370491 (I.R.S.Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124
(Address of principal executive offices)(Zip Code)

(303) 804-1333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On August 16, 2005, Frederick J. Dreibholz, Chief Financial Officer of Champps Entertainment, Inc. (the “Company”) ceased his employment with the Company, effective as of such date. In connection with his departure, on September 1, 2005 the Company and Mr. Dreibholz entered into a Separation Agreement, described in Item 5.02, which description is incorporated by reference herein. The Separation Agreement is attached as Exhibit 10.1 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On August 16, 2005, Frederick J. Dreibholz, Chief Financial Officer of Champps Entertainment, Inc. (the “Company”) ceased his employment with the Company, effective as of such date.

         On September 1, 2005, the Company and Mr. Dreibholz entered into a Separation Agreement (the “Separation Agreement”). The following summary of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 hereto. Under the Separation Agreement, Mr. Dreibholz shall be entitled to receive $19,038.60 characterized as a severance payment.

Item 9.01 Financial Statements And Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

Exhibit Number	Exhibit Description

Exhibit 10.1	Separation Agreement dated September 1, 2005 between the Company and Frederick J. Dreibholz

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2005	Champps Entertainment, Inc. (Registrant) By: David D. Womack Name: David D. Womack Title: Chief Financial Officer